                                                                   Exhibit 4.5


                                                            [CONFORMED COPY]



                               $1,750,000,000


                              CREDIT AGREEMENT


                                dated as of

                              October 18, 1996


                                   among

                        Hilton Hotels Corporation


                          The Banks Listed Herein


                                   and


                Morgan Guaranty Trust Company of New York,
                           as Documentation Agent


                                   and


                          The Bank of New York,
                        as Administrative Agent

                        ------------------------

                       J.P. Morgan Securities Inc.
                              Lead Arranger


                        BNY Capital Markets, Inc.
                          B.A. Securities Inc.
                            Wells Fargo Bank
                              Co-Arrangers

                          TABLE OF CONTENTS(1)



                                                                    Page


                                ARTICLE I

                               DEFINITIONS

      SECTION 1.01.  Definitions.....................................  1
      SECTION 1.02.  Accounting Terms and Determinations............. 16
      SECTION 1.03.  Types of Borrowings............................. 16


                               ARTICLE II

                               THE CREDITS

      SECTION 2.01.  Commitments to Lend............................. 17
      SECTION 2.02.  Notice of Committed Borrowings.................. 18
      SECTION 2.03.  Money Market Borrowings......................... 19
      SECTION 2.04.  Notice to Banks; Funding of Loans............... 23
      SECTION 2.05.  Notes........................................... 25
      SECTION 2.06.  Maturity of Loans............................... 25
      SECTION 2.07.  Interest Rates.................................. 25
      SECTION 2.08.  Facility Fees................................... 29
      SECTION 2.09.  Optional Termination or Reduction of Commitments 29
      SECTION 2.10.  Scheduled Termination of Commitments............ 30
      SECTION 2.11.  Optional Prepayments............................ 30
      SECTION 2.12.  General Provisions as to Payments............... 30
      SECTION 2.13.  Funding Losses.................................. 31
      SECTION 2.14.  Computation of Interest and Fees................ 32
      SECTION 2.15.  Withholding Tax Exemption....................... 32
      SECTION 2.16.  Increased Commitments; Additional Banks......... 33
      SECTION 2.17.  Termination of Existing Credit Agreements....... 34
      SECTION 2.18.  Judgment Currency............................... 34
      SECTION 2.19.  Letters of Credit............................... 35
      SECTION 2.20.  Regulation D Compensation....................... 38


----------------
1. The Table of Contents is not a part of this Agreement.

                               ARTICLE III

                               CONDITIONS

      SECTION 3.01.  Borrowings and Issuances of Letters of Credit... 39
      SECTION 3.02.  Effectiveness................................... 40



                               ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES

      SECTION 4.01.  Corporate Existence and Power................... 41
      SECTION 4.02.  Corporate and Governmental Authorization;
                        Contravention................................ 42
      SECTION 4.03.  Binding Effect.................................. 42
      SECTION 4.04.  Financial Information........................... 42
      SECTION 4.05.  Litigation...................................... 43
      SECTION 4.06.  Compliance with ERISA........................... 43
      SECTION 4.07.  Taxes........................................... 43
      SECTION 4.08.  Significant Subsidiaries........................ 44
      SECTION 4.09.  Not an Investment Company....................... 44
      SECTION 4.10.  Environmental Matters........................... 44
      SECTION 4.11.  Full Disclosure................................. 44


                                ARTICLE V

                                COVENANTS

      SECTION 5.01.  Information..................................... 45
      SECTION 5.02.  Maintenance of Property; Insurance.............. 47
      SECTION 5.03.  Conduct of Business and Maintenance of
                        Existence.................................... 48
      SECTION 5.04.  Compliance with Laws............................ 48
      SECTION 5.05.  Inspection of Property, Books and Records....... 48
      SECTION 5.06.  Negative Pledge................................. 49
      SECTION 5.07.  Consolidations, Mergers and Sales of Assets..... 50
      SECTION 5.08.  Use of Proceeds................................. 50
      SECTION 5.09.  Leverage Ratio.................................. 50


                               ARTICLE VI

                                DEFAULTS

      SECTION 6.01.  Events of Default............................... 51
      SECTION 6.02.  Notice of Default............................... 53
      SECTION 6.03.  Cash Cover...................................... 53


                               ARTICLE VII

                               THE AGENTS

      SECTION 7.01.  Appointment and Authorization................... 54
      SECTION 7.02.  Agents and Affiliates........................... 54
      SECTION 7.03.  Action by Agents................................ 54
      SECTION 7.04.  Consultation with Experts....................... 54
      SECTION 7.05.  Liability of Agent.............................. 54
      SECTION 7.06.  Indemnification................................. 55
      SECTION 7.07.  Credit Decision................................. 55
      SECTION 7.08.  Successor Agent................................. 55
      SECTION 7.09.  Agents' Fees.................................... 56


                              ARTICLE VIII

                         CHANGE IN CIRCUMSTANCES

      SECTION 8.01.  Basis for Determining Interest Rate Inadequate
                        or Unfair.................................... 56
      SECTION 8.02.  Illegality...................................... 57
      SECTION 8.03.  Increased Cost and Reduced Return............... 57
      SECTION 8.04.  Base Rate Loans Substituted for Affected
                        Fixed Rate Loans............................. 60


                               ARTICLE IX

                              MISCELLANEOUS

      SECTION 9.01.  Notices......................................... 60
      SECTION 9.02.  No Waivers...................................... 61
      SECTION 9.03.  Expenses; Documentary Taxes; Indemnification.... 61
      SECTION 9.04.  Amendments and Waivers.......................... 61
      SECTION 9.05.  Successors and Assigns.......................... 62
      SECTION 9.06.  Collateral...................................... 64
      SECTION 9.07.  New York Law; Submission to Jurisdiction........ 64
      SECTION 9.08.  Counterparts; Integration....................... 64
      SECTION 9.09.  Several Obligations............................. 65
      SECTION 9.10.  Sharing of Set-Offs............................. 65
      SECTION 9.11.  WAIVER OF JURY TRIAL............................ 65

Pricing Schedule

Exhibit A -   Note

Exhibit B -   Form of Money Market Quote Request

Exhibit C -   Form of Invitation for Money Market Quotes

Exhibit D -   Form of Money Market Quote

Exhibit E -   Opinion of General Counsel of the Borrower

Exhibit F -   Opinion of Special Counsel for the Agents

Exhibit G -   Assignment and Assumption Agreement

Exhibit H -   Extension Agreement

                                CREDIT AGREEMENT


            AGREEMENT dated as of October 18, 1996 among HILTON HOTELS CORPORATION, the BANKS party hereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent, and THE BANK OF NEW YORK, as Administrative Agent.


            The parties hereto agree as follows:



                                ARTICLE I

                               DEFINITIONS

            SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

            "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

            "Additional Bank" has the meaning set forth in Section 2.16(b).

            "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

            "Administrative Agent" means The Bank of New York in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

            "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

            "Agent" means either the Administrative Agent or the Documentation Agent, and "Agents" means both of them.

            "Alternative Currencies" means Canadian dollars, French francs, Japanese yen, British pounds sterling, Italian lira and German deutsche marks, PROVIDED that any other currency (except Dollars) shall also be an Alternative Currency if (i) the Borrower requests, by notice to the Administrative Agent, that such currency be included as an additional Alternative Currency for purposes of this Agreement, (ii) such currency is freely transferable and freely convertible into Dollars, (iii) deposits in such currency are customarily offered to banks in the London interbank market and (iv) each Bank either (x) approves the inclusion of such currency as an additional Alternative Currency for purposes hereof or (y) fails to notify the Administrative Agent that it objects to such inclusion within five Domestic Business Days after the Administrative Agent notifies it of the Borrower's request for such inclusion.

            "Alternative Currency Loan" means a Committed Loan that is made in an Alternative Currency in accordance with the applicable Notice of Committed Borrowing.

            "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

            "Approved Borrowing Amount" means, with respect to Loans in any Alternative Currency, a minimum borrowing amount and increment in excess thereof agreed from time to time between the Administrative Agent and the Borrower with respect to Loans to be made in such Alternative Currency.

            "Assessment Rate" has the meaning set forth in Section 2.07(b).

            "Assignee" has the meaning set forth in Section 9.05(c).

            "Authorized Officer" means any of the controller, the treasurer or the chief financial officer of the Borrower.

            "Bank" means each bank listed on the signature pages hereof, each Additional Bank which becomes a Bank pursuant to Section 2.16, each Assignee which becomes a Bank pursuant to Section 9.05(c), each substitute financial institution which becomes a Bank pursuant to Section 2.01(b), and their respective successors and shall include, as the context may require, any Bank in its capacity as Issuing Bank.

            "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

            "Base Rate Loan" means a Committed Loan made or to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Borrower" means Hilton Hotels Corporation, a Delaware corporation, and its successors.

             "Borrower's 1995 Form 10-K" means the Borrower's annual report on Form 10-K for 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

            "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended June 30, 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

            "Borrowing" has the meaning set forth in Section 1.03.

            "CD Base Rate" has the meaning set forth in Section 2.07(b).

            "CD Loan" means a Committed Loan made or to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

            "CD Margin" has the meaning set forth in Section 2.07(b).

            "CD Reference Banks" means Bank of America National Trust & Savings Association, The Bank of New York, Morgan Guaranty Trust Company of New York and Wells Fargo Bank.

            "Change of Control" means the occurrence of a Ratings Decline in connection with any of the following events: (i) upon any merger or consolidation of the Borrower with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Borrower, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of securities representing a majority of the total voting power of the aggregate outstanding securities of the transferee or surviving entity normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) when any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by The Securities and Exchange Commission under said Act) of securities representing a majority of total voting power of the aggregate outstanding securities of the Borrower normally entitled to vote in the election of directors of the Borrower, (iii) when, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower, (iv) the sale or disposition, whether directly or indirectly, by the Borrower of all or substantially all of its assets relating to the Hotel Segment or the Gaming Segment (as segment is used in Regulation S-K and Regulation S-X of the Securities and Exchange Commission) or (v) the pro-rata distribution by the Borrower to its stockholders of the Hotel Segment or the Gaming Segment.

            "Commitment" means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank on the signature pages hereof and (ii) with respect to each Additional Bank or Assignee or substitute financial institution which becomes a Bank pursuant to
Section 2.16 or 9.05(c) or 2.01(b), the amount of the Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to
Section 2.09 or 2.10 or increased from time to time pursuant to Section 2.16.

            "Committed Loan" means a loan made or to be made by a Bank pursuant to Section 2.01.

            "Consolidated Debt" has the meaning set forth in Section 5.09.

            "Consolidated EBITDA" has the meaning set forth in Section 5.09.

            "Consolidated Net Income" means, for any period, the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period.

            "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date.

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

            "Covered Subsidiary" means at any time any Subsidiary of the Borrower that has consolidated assets in an amount greater than $5,000,000.

            "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others Guaranteed by such Person; it being understood that Debt does not include contingent obligations of such Person to reimburse any other Person in respect of surety bonds or letters of credit.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Documentation Agent" means Morgan Guaranty Trust Company of New York in its capacity as documentation agent for the Banks hereunder, and its successors in such capacity.

            "Dollar Amount" means:

            (i) with respect to any Dollar-Denominated Loan at any time, the principal amount thereof then outstanding; and

            (ii) with respect to any Alternative Currency Loan at any time during the Interest Period applicable thereto, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars at the Administrative Agent's spot buying rate for Dollars against such Alternative Currency as of approximately 11:00 A.M. (London time) three Euro-Currency Business Days before the first day of such Interest Period.

If an Alternative Currency Loan is not paid when due, the Dollar Amount thereof shall be recalculated as contemplated by clause (ii) above on the due date thereof and at three-month intervals thereafter until such Loan is paid in full.

            "Dollar-Denominated Loan" means a Loan that is made or to be made in Dollars in accordance with the applicable Notice of Borrowing.

            "Dollars" and the sign "$" mean lawful money of the United States.

            "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized or required by law to close.

            "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; PROVIDED that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

            "Domestic Loans" means CD Loans or Base Rate Loans or both.

            "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

            "Duff & Phelps" means Duff & Phelps Credit Rating Co.

            "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.02.

            "Environmental Laws" means any and all statutes, regulations, permits, licenses or other governmental restrictions relating to the environment or to releases of petroleum or petroleum products, chemicals or toxic or hazardous substances or wastes into the environment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

            "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "Euro-Currency Business Day" means a Euro-Dollar Business Day, unless such term is used in connection with an Alternative Currency Borrowing or Alternative Currency Loan for which funds are to be paid or made available in such Alternative Currency on such day, in which case such day shall not be a Euro-Currency Business Day unless commercial banks are open for domestic and international business (including dealings in deposits in such Alternative Currency) in both London and the place where such funds are to be paid or made available.

            "Euro-Currency Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Currency Lending Office by notice to the Borrower and the Administrative Agent; PROVIDED that any Bank may so designate separate Euro-Currency Lending Offices for its Loans of each separate currency, in which case all references herein to the Euro-Currency Lending Office of such Bank shall be deemed to refer to any or each of such offices, as the context may require.

            "Euro-Currency Loan" means a Euro-Dollar Loan or an Alternative Currency Loan.

            "Euro-Currency Margin" has the meaning set forth in the Pricing Schedule.

            "Euro-Currency Reference Banks" means the principal London offices of Bank of America National Trust & Savings Association, The Bank of New York, Morgan Guaranty Trust Company of New York and Wells Fargo Bank.

            "Euro-Currency Reserve Percentage" has the meaning set forth in
Section 2.20.

            "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

            "Euro-Dollar Loan" means a Committed Loan made or to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

            "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

            "Event of Default" has the meaning set forth in Section 6.01.

            "Existing Credit Agreements" means the $90,000,000 Credit Agreement dated as of March 30, 1995 among the Borrower, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as documentation agent, and the Bank of New York, as administrative agent and the $300,000,000 Amended and Restated Credit Agreement dated as of September 1, 1994 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as administrative agent, each as amended to the Effective Date.

            "Facility Fee Rate" has the meaning set forth in Section 2.08.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Bank of New York on such day on such transactions as determined by the Administrative Agent.

            "Fixed Rate Loans" means CD Loans or Euro-Currency Loans or Money Market Loans (excluding Money Market LIBOR

Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) performance or completion guarantees. The term "Guarantee" used as a verb has a corresponding meaning.

            "Increased Commitments" has the meaning set forth in Section
2.16(a).

            "Indemnitee" has the meaning set forth in Section 9.03(b).

            "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, and with respect to each Alternative Currency Borrowing, the period commencing on the date of such Borrowing and ending 1, 2 or 3 months thereafter, in each case, as the Borrower may elect in the applicable Notice of Committed Borrowing; PROVIDED that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day for the relevant currency;

            (b) any Interest Period which begins on the last Euro-Currency Business Day for the relevant currency in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency

      Business Day for the relevant currency in a calendar month; and

            (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date, or, if such date is not a Euro-Currency Business Day for the relevant currency, then on the next preceding Euro-Currency Business Day for the relevant currency.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Committed Borrowing; PROVIDED that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; PROVIDED that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date or, if such date is not a Euro-Currency Business Day for the relevant currency, then on the next preceding Euro-Currency Business Day for such currency.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

            (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 5 days) as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

            "Investment Grade" means (i) with respect to S&P, a rating of BBB-or higher, (ii) with respect to Moody's, a rating of Baa3 or higher and (iii) with respect to Duff & Phelps, a rating of BBB- or higher.

            "Issuing Bank" means Morgan Guaranty Trust Company of New York, The Bank of New York and any other Bank that may agree to issue letters of credit hereunder, in each case as issuer of a Letter of Credit hereunder.

            "LC Fee Rate" has the meaning set forth in Section 2.08(b).

            "Letter of Credit" means a letter of credit to be issued hereunder by an Issuing Bank in accordance with Section 2.19.

            "Letter of Credit Commitment" means the lesser of (x) $250,000,000 and (y) the aggregate Commitments.

            "Letter of Credit Liabilities" means, for any Bank and at any time, such Bank's ratable participation in the sum of (x) the amounts then owing by the Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

            "Leverage Ratio" has the meaning set forth in Section 5.09.

            "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loan" means a Domestic Loan or a Euro-Currency Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Currency Loans or Money Market Loans or any combination of the foregoing.

            "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

            "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

            "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

            "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

            "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; PROVIDED that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

            "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

            "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

            "Money Market Margin" has the meaning set forth in Section 2.03(d).

            "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

            "Moody's" has the meaning set forth in the Pricing Schedule.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "Non-Recourse Debt" means Debt in respect of which the recourse of the holder of such Debt is limited to the assets securing such Debt and such Debt does not constitute the general obligation of the Borrower or any Subsidiary.

            "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

            "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

            "Notice of Committed Borrowing" has the meaning set forth in Section 2.02.

            "Notice of Issuance" has the meaning set forth in Section 2.19(b).

            "Notice of Money Market Borrowing" has the meaning set forth in
Section 2.03(f).

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "Participant" has the meaning set forth in Section 9.05(b).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Pricing Schedule" means the Schedule attached hereto identified as such.

            "Prime Rate" means a rate of interest per annum equal to the rate of interest publicly announced from time to time in New York City by The Bank of New York as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

            "public notice" means, without limitation, any filing or report made in accordance with the requirements of the Securities and Exchange Commission (or any successor), any press release or public announcement made by the Borrower or any written notice the Borrower gives to the Administrative Agent or the Banks.

            "Rating Agencies" means S&P, Moody's or Duff & Phelps.


            "Rating Decline" means the occurrence on any date on or within 90 days after the date of the first public notice of (i) the occurrence of an event described in clauses (i)-(v) of the definition of "Change of Control" or (ii) the intention by the Borrower to effect such an event (which 90-day period shall be extended so long as the rating of the senior debt of the Borrower is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of a decrease in the rating of the senior debt of the Borrower by any of the Rating Agencies to below Investment Grade.

            "Reference Banks" means the CD Reference Banks or the Euro-Currency Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

            "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 66 2/3% of the sum of the aggregate unpaid principal amount of the Loans and the aggregate amount of Letter of Credit Liabilities.

            "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

            "S&P" has the meaning set forth in the Pricing Schedule.

            "Significant Subsidiary" means at any time a Subsidiary of the Borrower having (i) at least 10% of the total consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or (ii) at least 10% of the consolidated revenues of the Borrower and its Subsidiaries for the fiscal year of the Borrower then most recently ended.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

            "Termination Date" means October 18, 2001 or such later date to which the Revolving Credit Period shall have been extended pursuant to Section 2.01(b), or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

            "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

            SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants and disclosed in such financial statements) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; PROVIDED that, if the Borrower notifies the Documentation Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Documentation Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

            SECTION 1.03. TYPES OF BORROWINGS. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (E.G., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of
Article II under which participation therein is determined (I.E., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined in accordance therewith).


                               ARTICLE II

                               THE CREDITS

            SECTION 2.01. COMMITMENTS TO LEND. (a) During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section from time to time amounts such that the aggregate Dollar Amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000, or in the case of a Borrowing to be denominated in an Alternative Currency, an Approved Borrowing Amount with respect to such Alternative Currency (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.01(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time on or prior to the Termination Date under this Section.

            (b) The Termination Date may be extended, in the manner set forth in this subsection (b), on October 18, 1997 and on each anniversary of such date which falls not less than one year prior to the Termination Date as theretofore extended (an "Extension Date"), for a period of one year after the date on which the Termination Date would otherwise have expired. If the Borrower wishes to request an extension of the Termination Date on any Extension Date, it shall give written notice to that effect to the Documentation Agent not less than 45 nor more than 90 days prior to such Extension Date, whereupon the Documentation Agent shall notify each of the Banks of such notice. Each Bank will respond to such request, whether affirmatively or negatively, within 30 days. If a Bank or Banks respond negatively or fail to timely respond to such request, but such non-extending Bank(s) have Commitment(s) totalling less than 33 1/3% of the aggregate amount of the Commitments, the Borrower shall, for a period of 60 days following the Extension Date, have the right, with the assistance of the Documentation Agent, to seek a mutually satisfactory substitute financial institution or financial institutions (which may be one or more of the Banks) to assume the Commitment(s) of such non-extending Bank(s). Not later than the third Domestic Business Day prior to the end of such 60-day period, the Borrower shall, by notice to the Banks through the Documentation Agent, either (i) terminate, effective on the third Domestic Business Day after the giving of such notice, the Commitment(s) of such non-extending Bank(s), whereupon the aggregate amount of such Commitment(s) shall be assumed by a substitute financial institution or financial institutions within such 60-day period or (ii) withdraw its request for an extension of the Termination Date. The failure of the Borrower to timely take the actions contemplated by clause
(i) of the preceding sentence shall be deemed a withdrawal of its request for an extension as contemplated by clause (ii) whether or not notice to such effect is given. So long as Banks having Commitment(s) totalling not less than 66 2/3% of the aggregate amount of the Commitment(s) shall have responded affirmatively to such a request, and such request is not withdrawn in accordance with the preceding sentence, then, subject to receipt by the Documentation Agent of counterparts of an Extension Agreement in substantially the form of Exhibit H duly completed and signed by all of the parties hereto, the Termination Date shall be extended, effective on such Extension Date, for a period of one year to the date stated in such Extension Agreement. The Documentation Agent shall give the Administrative Agent notice of any extension of the Termination Date under this subsection (b).

            SECTION 2.02. NOTICE OF COMMITTED BORROWINGS. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 11:30 A.M. (New York City time) on (w) the date of each Base Rate Borrowing (or, if the Borrower shall have requested Money Market Quotes in an Absolute Rate Auction to be submitted on such date but shall not have accepted such Money Market Quotes in the full amount requested, then the Borrower may give a Notice of Committed Borrowing not later than 1:00 P.M. (New York City time) on such date for the smallest amount permitted under Section 2.01 which is sufficient to fund the shortfall), (x) the second Domestic Business Day before each CD Borrowing, (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing and (z) the fourth Euro-Currency Business Day before each Alternative Currency Borrowing, specifying:

            (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Currency Business Day for the relevant currency in the case of a Euro-Currency Borrowing,

            (b) the currency and aggregate amount (in such currency) of such Borrowing,

            (c) if such Borrowing is comprised of Dollar-Denominated Loans, whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

            (d) in the case of a Committed Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

            SECTION 2.03.  MONEY MARKET BORROWINGS.

            (a) THE MONEY MARKET OPTION. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks prior to the Termination Date to make offers to make Money Market Loans to the Borrower in Dollars. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

            (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than (x) 11:30 A.M. (New York City time) on the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) 10:30 A.M. (New York City time) on the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

            (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

         (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

            (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

            (d)  SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES.  (i)  Each
Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 12:00 Noon (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

            (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

            (A)  the proposed date of Borrowing,

            (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

            (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

            (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

            (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

            (iii)  Any Money Market Quote shall be disregarded if it:

            (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

            (B) contains qualifying, conditional or similar language, except as provided in subsection (d)(ii)(B)(z);

            (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes, except as provided in subsection (d)(ii)(B)(z); or

            (D)  arrives after the time set forth in subsection (d)(i).

            (e) NOTICE TO BORROWER. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

            (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than (x) 11:30 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 12:45 P.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

           (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

          (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

         (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

            (g) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are permitted to be accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

            (h) EFFECT ON COMMITMENTS. Any Money Market Loans made by a Bank pursuant to this Section shall not reduce such Bank's pro rata share of the remaining undrawn Commitments.

            SECTION 2.04.  NOTICE TO BANKS; FUNDING OF LOANS.

            (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

            (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, if such Borrowing is to be made in Dollars, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing in Dollars, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in

Section 9.01; PROVIDED that if such Borrowing is to be made in an Alternative Currency, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Administrative Agent at such time and place as shall have been notified by the Administrative Agent to the Banks by not less than four Euro-Currency Business Days' notice. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address or place.

            (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

            (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate PROVIDED that, with respect to any Borrowing to be denominated in an Alternative Currency, the rate shall be a comparable overnight rate for such Alternative Currency as determined by the Administrative Agent. If such Bank shall repay to the

Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. If the Borrower pays interest under this subsection (d) at the Federal Funds Rate and the Federal Funds Rate is higher than the interest rate applicable thereto pursuant to Section 2.07, the applicable Bank shall pay the Borrower the difference between such rates.

            SECTION 2.05. NOTES. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

            (b) Each Bank may, by notice to the Borrower and the Documentation Agent, request that its Loans of a particular type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

            (c) Upon receipt of each Bank's Note pursuant to Section 3.02(b), the Documentation Agent shall forward such Note to such Bank. Each Bank shall record the date, currency, amount (in such currency), type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            SECTION 2.06. MATURITY OF LOANS. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

            SECTION 2.07. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the otherwise applicable rate for such day.

            (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the applicable Adjusted CD Rate for such Interest Period; PROVIDED that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

            "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

            The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                    [ CDBR       ]*
          ACDR   =  [ ---------- ]  + AR
                    [ 1.00 - DRP ]

          ACDR   =  Adjusted CD Rate
          CDBR   =  CD Base Rate
           DRP   =  Domestic Reserve Percentage
           AR    =  Assessment Rate

      __________
      * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

            The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

            "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

            "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12
 C.F.R. Section 327.3(e) (or any successor provision) to the Federal Deposit Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

            (c) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin for such day plus the applicable London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

            The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in the relevant currency are offered to each of the Euro-Currency Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Currency Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Currency Loan of such Euro-Currency Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

            (d) Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Euro-Currency Margin for such day plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such period of time not longer than 6 months as the Administrative Agent may elect) deposits in the relevant currency in an amount approximately equal to such overdue payment due to each of the Euro-Currency Reference Banks are offered to such Euro-Currency Reference Bank in the London interbank market for the applicable period determined as provided above by (ii) 1.00 minus the Euro-Currency Reserve Percentage (or, if the circumstances described in clause
(a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

            (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

            (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

            (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

            SECTION 2.08. FACILITY FEES. (a) The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused).

            (b) The Borrower shall pay to the Administrative Agent (i) for the account of the Banks ratably a Letter of Credit fee (the "LC Fee Rate") accruing daily on the aggregate amount then available for drawing under all Letters of Credit at a rate per annum determined in accordance with the Pricing Schedule and (ii) for the account of each Issuing Bank a Letter of Credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank at a rate per annum as determined from time to time by the Borrower and such Issuing Bank.

            (c) PAYMENTS. Accrued fees under this Section shall be payable quarterly in arrears on the first day of each March, June, September and December and upon the date of termination of the Commitments in their entirety.

            SECTION 2.09. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably and permanently reduce from time to time by an aggregate amount of $25,000,000 or any larger amount in multiples of

$1,000,000, the aggregate amount of the Commitments in excess of the aggregate Dollar Amount of the Loans and the aggregate amount of Letter of Credit Liabilities.

            SECTION 2.10. SCHEDULED TERMINATION OF COMMITMENTS. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

            SECTION 2.11. OPTIONAL PREPAYMENTS. (a) Subject in the case of any CD Borrowing or Euro-Currency Borrowing to Section 2.13, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or CD Borrowing or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, with respect to any Euro-Dollar Borrowing, or at least four Euro-Currency Business Days' notice to the Administrative Agent, with respect to any Alternative Currency Borrowing, prepay any Euro-Currency Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

            (b) Except as provided in Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.
            (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

            SECTION 2.12.  GENERAL PROVISIONS AS TO PAYMENTS.  (a)  The
Borrower shall make each payment of principal of, and interest on, Dollar-Denominated Loans and Letters of Credit Liabilities and of fees hereunder, in Dollars not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01, without offset or counterclaim. The Borrower shall make each payment of principal of, and interest on, the Alternative Currency Loans in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, for the account of the Administrative Agent at such time and at such place as shall have been notified by the Administrative Agent to the Borrower and the Banks by not less than four Euro-Currency Business Days' notice. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks, in the currency and type of funds received by the Administrative Agent. Whenever any payment of principal of, or interest on, the Domestic Loans or Letters of Credit Liabilities or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans or Money Market LIBOR Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

            SECTION 2.13. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, PROVIDED that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

            SECTION 2.14. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate, amounts denominated in British pounds sterling and all fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.15. WITHHOLDING TAX EXEMPTION. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes.

            Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

            SECTION 2.16. INCREASED COMMITMENTS; ADDITIONAL BANKS. (a) Subsequent to the Effective Date, the Borrower may, upon at least 30 days' notice to the Documentation Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount not to exceed $437,500,000 (the amount of any such increase, the "Increased Commitments"). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Documentation Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing.

            (b) If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may designate another bank or other banks (which may be, but need not be, one or more of the existing Banks) which at the time agree to (i) in the case of any such bank that is an existing Bank, increase its Commitment and (ii) in the case of any other such bank (an "Additional Bank"), become a party to this Agreement. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

            (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.16 shall become effective upon the receipt by the Documentation Agent of an agreement in form and substance satisfactory to the Documentation Agent signed by the Borrower, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Documentation Agent may reasonably request. The Documentation Agent shall give the Administrative Agent notice of any increase in the aggregate amount of the Commitments under this Section 2.16.

            SECTION 2.17. TERMINATION OF EXISTING CREDIT AGREEMENTS. On the Effective Date (and, if a Borrowing is made or deemed made on the Effective Date, concurrently with such Borrowing) the commitments of the banks under the Existing Credit Agreements shall terminate and the Borrower shall repay all loans (if any) outstanding under the Existing Credit Agreements, together with all accrued but unpaid interest thereon, and all accrued but unpaid fees payable under the Existing Credit Agreements. The parties hereto which are also parties to the Existing Credit Agreements waive the provisions of Sections 2.09 and (if applicable) 2.11 of the Existing Credit Agreements to the extent required to permit such termination of commitments and repayment of loans. The Borrower shall reimburse the banks as provided in Section 2.13 of the Existing Credit Agreements for any loss or expense incurred as a result of such repayment occurring on a day other than the last day of the interest period applicable to any such loan.

            SECTION 2.18. JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any Note in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's New York office on the Euro-Currency Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Bank or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that, on the Euro-Currency Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other

Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 9.10, such Bank or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

            SECTION 2.19. LETTERS OF CREDIT. (a) Subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit hereunder from time to time before the tenth day before the Termination Date upon the request of the Borrower; PROVIDED that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment and (ii) the aggregate amount of the Letter of Credit Liabilities plus the aggregate outstanding amount of all Loans shall not exceed the aggregate amount of the Commitments. Upon the date of issuance by an Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate Commitments.

            (b) The Borrower shall give the Issuing Bank notice at least five days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Bank. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. No Letter of Credit shall have a term extending or be so extendible beyond the fifth Domestic Business Day preceding the Termination Date.

            (c) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. In addition, each Bank will pay to the Administrative Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Bank's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate. The Issuing Bank will pay to each Bank ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto.

            (d)  The obligations of the Borrower and each Bank under subsection
(c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                 (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

                (ii) any amendment, waiver of or any consent to departure from all or any of the provisions of this Agreement, any Letter of Credit or any document related hereto or thereto;

               (iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

                (iv) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Banks (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                 (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                (vi) payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit; or

               (vii) any other act or omission to act or delay of any kind by any Bank (including the Issuing Bank), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of the Borrower's or the Bank's obligations hereunder.

            (e) The Borrower hereby indemnifies and holds harmless each Bank (including each Issuing Bank) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank or the Administrative Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bank)), and none of the Banks (including an Issuing Bank) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; PROVIDED that the Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection (e) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify an Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Commitments.

            SECTION 2.20. REGULATION D COMPENSATION. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Currency Loans, additional interest on the related Euro-Currency Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by
(B) one minus the Euro-Currency Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Currency Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Currency Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Currency Business Days prior to each date on which interest is payable on the Euro-Currency Loans of the amount then due it under this Section.

            "Euro-Currency Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Currency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).



                               ARTICLE III

                               CONDITIONS

            SECTION 3.01. BORROWINGS AND ISSUANCES OF LETTERS OF CREDIT. The obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of an Issuing Bank to issue (or renew or extend the term of) any Letter of Credit is subject to the satisfaction of the following conditions:

            (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, or receipt by the Issuing Bank of a Notice of Credit Issuance as required by Section 2.19(b), as the case may be;

            (b) the fact that, immediately after such Borrowing or issuance of a Letter of Credit, the sum of the aggregate outstanding Dollar Amount of the Loans and the aggregate amount of Letter of Credit Liabilities will not exceed the aggregate amount of the Commitments;

            (c) the fact that, immediately before and after such Borrowing or issuance of a Letter of Credit, no Default shall have occurred and be continuing;

            (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except the representation and warranty set forth in Section 4.04(c) and Section 4.05, in each case as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing or issuance of a Letter of Credit;

            (e) in the case of an Alternative Currency Borrowing, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Agents make it impracticable for such Borrowing to be denominated in the relevant Alternative Currency; and

            (f) in the case of an issuance of a Letter of Credit, the fact that, immediately after such issuance of a Letter of Credit, the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the facts specified in clauses (b), (c) and (d) of this Section.

            SECTION 3.02. EFFECTIVENESS. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.04):

            (a) receipt by the Documentation Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Documentation Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

            (b) receipt by the Documentation Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

            (c) receipt by the Documentation Agent of an opinion of the General Counsel for the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

            (d) receipt by the Documentation Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

            (e) receipt by the Documentation Agent of a certificate signed by the chief financial officer, controller or the treasurer of the Borrower, to the effect set forth in clauses (b), (c) and (d) of Section 3.01, and to the effect that no "Default" (as defined therein) has occurred and is continuing under the Existing Credit Agreements;

            (f) arrangements satisfactory to the Documentation Agent for the repayment of all loans (if any) outstanding under the Existing Credit Agreements and all interest and fees accrued thereunder shall have been made; and

            (g) receipt by the Documentation Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agents;

PROVIDED that this Agreement shall not become effective or binding on any party hereto unless all of the foregoing conditions are satisfied not later than October 31, 1996. The Documentation Agent shall promptly notify the Borrower, the Administrative Agent and each Bank of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto.



                               ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants that:

            SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

            SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms.

            SECTION 4.04.  FINANCIAL INFORMATION.

            (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Arthur Andersen LLP and set forth in the Borrower's 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

            (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal quarter-end adjustments).

            (c) Since June 30, 1996, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.05. LITIGATION. Except as disclosed in the Borrower's Latest Form 10-Q, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity or enforceability of this Agreement or the Notes. Without limiting the generality of the foregoing, with respect to those litigation matters described in the Borrower's Latest Form 10-Q, (i) the disclosure contained in the Borrower's Latest Form 10-Q was accurate as of the date of the Borrower's Latest Form 10-Q and (ii) since such date there has been no material adverse development.

            SECTION 4.06. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV or ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            SECTION 4.07. TAXES. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1985. The Borrower and its Significant Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Significant Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

            SECTION 4.08. SIGNIFICANT SUBSIDIARIES. Each of the Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.09. NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 4.10. ENVIRONMENTAL MATTERS. The Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.11. FULL DISCLOSURE. All information heretofore furnished by the Borrower to either Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to either Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial position of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement. With respect to any projections or forecasts provided, such projections or forecasts represent, as of the date thereof, management's best estimates based on reasonable assumptions and all available information, but are subject to the uncertainty inherent in all projections and forecasts.

                                ARTICLE V

                                COVENANTS

            The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note or any Letter of Credit Liability remains unpaid:

            SECTION 5.01. INFORMATION. The Borrower will deliver to the Administrative Agent:

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Officer;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an Authorized Officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of clauses (g) and (h) of Section 5.06 and Section 5.09 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (iii) if the Borrower elects that Status shall be determined for purposes of the Pricing Schedule on the basis of the Leverage Ratio reflected in such certificate, a statement to such effect;

            (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

            (e) within five Domestic Business Days of any officer of the Borrower obtaining knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

            (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

            (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any

      Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
      Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

            (i) forthwith, notice of any change of which the Borrower becomes aware in the rating by S&P or Moody's, of the Borrower's outstanding senior unsecured long-term debt securities; and

            (j) from time to time such additional information regarding the financial position or business of the Borrower as the Documentation Agent, at the request of any Bank, may reasonably request.

            SECTION 5.02.  MAINTENANCE OF PROPERTY; INSURANCE.

            (a) The Borrower will keep, and will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

            (b) The Borrower will, and will cause each of its Significant Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business and will furnish to the Banks, upon request from the Documentation Agent, information presented in reasonable detail as to the insurance so carried. Notwithstanding the foregoing, the

Borrower may self-insure with respect to such risks with respect to which companies of established repute engaged in the same or similar business in the same general area usually self-insure.

            SECTION 5.03.  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.
The Borrower will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Significant Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; PROVIDED that nothing in this Section 5.03 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or the consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or
(ii) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.



            SECTION 5.04. COMPLIANCE WITH LAWS. The Borrower will comply, and cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

            SECTION 5.05. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Significant Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

            SECTION 5.06. NEGATIVE PLEDGE. None of the Borrower, any Covered Subsidiary or any Significant Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a)  Liens existing as of the Effective Date;

            (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

            (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (it being understood that, for this purpose, the acquisition of a Person is also an acquisition of the assets of such Person); PROVIDED that the Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof, or such longer period, not to exceed 12 months, due to the Borrower's inability to retain the requisite governmental approvals with respect to such acquisition; PROVIDED FURTHER that, in the case of real estate, (i) the Lien attaches within 12 months after the latest of the acquisition thereof, the completion of construction thereon or the commencement of full operation thereof and (ii) the Debt so secured does not exceed the sum of (x) the purchase price of such real estate plus (y) the costs of such construction;

            (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

            (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

            (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, PROVIDED that such Debt is not increased (other than to cover any transaction costs of such refinancing, extension, renewal or refunding) and is not secured by any additional assets;

            (g) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

            (h) Liens securing Debt of a Subsidiary to the Borrower or another Subsidiary; and

            (i) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Net Worth.

            SECTION 5.07. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; PROVIDED that the Borrower may merge with another Person if (a) the Borrower is the corporation surviving such merger and (b) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

            SECTION 5.08. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes, including but not limited to, the back stop of commercial paper, the acquisition of full-service hotels and the potential tender of Bally's high yield bonds. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U other than "margin stock" issued by the Borrower which is retired upon purchase.

            SECTION 5.09. LEVERAGE RATIO. The Leverage Ratio will at no time exceed 4:1.

            "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

            "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period before (i) income taxes, (ii) interest expense, (iii) depreciation and amortization, (iv) minority interest, (v) extraordinary losses or gains, (vi) discontinued operations and (vii) the cumulative effect of changes in accounting principles.

            "Leverage Ratio" means at any date the ratio of Consolidated Debt at such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

                               ARTICLE VI

                                DEFAULTS

            SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to reimburse any drawing under any Letter of Credit when required hereunder or to pay when due any principal of any Loan under this Agreement, or shall fail to pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

            (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06 to 5.09, inclusive;

            (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
      (a) or (b) above) for 7 days after written notice thereof has been given to the Borrower by the Documentation Agent at the request of any Bank;

            (d) any representation, warranty, certification or statement made or deemed made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

            (e) the Borrower or any Covered Subsidiary or any Significant Subsidiary shall fail to make any payment in respect of any Debt (other than the Notes and Non-Recourse Debt) when due or within any applicable grace period and the aggregate principal amount of such Debt is in excess of $100,000,000;

            (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than Non-Recourse Debt) in excess of $100,000,000 of the Borrower or any Covered Subsidiary or any Significant Subsidiary or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

            (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

            (j) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

            (k)  a Change of Control;

then, and in every such event, the Documentation Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and
(ii) if requested by Banks holding more than 50% of the sum of the aggregate principal amount of the Loans and the Letter of Credit Liabilities, by notice to the Borrower declare the Loans and the Letter of Credit Liabilities (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Documentation Agent or the Banks, the Commitments shall thereupon terminate and the Loans and the Letter of Credit Liabilities (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            SECTION 6.02. NOTICE OF DEFAULT. The Documentation Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

            SECTION 6.03. CASH COVER. The Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Documentation Agent upon the instruction of the Banks having more than 50% in aggregate amount of the Commitments (or, if the Commitments shall have been terminated, holding at least 50% of the Letter of Credit Liabilities), pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Documentation Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, PROVIDED that, upon the occurrence of any Event of Default specified in Section 6.01(g) or 6.01(h) with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by either Agent or the Banks.


                               ARTICLE VII

                               THE AGENTS

            SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

            SECTION 7.02.  AGENTS AND AFFILIATES.  Morgan Guaranty Trust
Company of New York and The Bank of New York shall each have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and Morgan Guaranty Trust Company of New York and The Bank of New York and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent hereunder.

            SECTION 7.03. ACTION BY AGENTS. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, neither Agent shall be required to take any action with respect to any Default, except in the case of the Documentation Agent as expressly provided in Article VI.

            SECTION 7.04. CONSULTATION WITH EXPERTS. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.05. LIABILITY OF AGENT. Neither any Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of any of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither any Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of any of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except in the case of the Documentation Agent receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 7.06. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with such Agent's role under this Agreement or any related action taken or omitted by such indemnitees hereunder.

            SECTION 7.07. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            SECTION 7.08. SUCCESSOR AGENT. Either Agent may resign at any time subject to the appointment of a successor Agent by giving notice to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed; PROVIDED that no such consent shall be required if the successor Agent is a Bank. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, and without the Borrower's consent, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            SECTION 7.09. AGENTS' FEES. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.


                              ARTICLE VIII

                         CHANGE IN CIRCUMSTANCES

            SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

            (a) the Administrative Agent is advised by the Reference Banks that deposits in the applicable currency and amounts are not being offered to the Reference Banks in the relevant market for such Interest Period, or

            (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Currency Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Currency Loans (in the affected currency), as the case may be, shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a

Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day. The Administrative Agent shall promptly notify the Banks of any election by the Borrower pursuant to the preceding sentence.

            SECTION 8.02. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Currency Lending Office) to make, maintain or fund its Euro-Currency Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Currency Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Currency Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Currency Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Currency Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Currency Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

            SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If on or after (x) the date hereof, in the case of any Committed Loan or Letter of Credit or any obligation to make

Committed Loans or issue or participate in any Letter of Credit or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

             (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

            (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (a) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (b) with respect to any Euro-Currency Loan any such requirement included in an applicable Euro-Currency Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect to Letters of Credit;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

            (b) If, after the date hereof, any Bank shall have determined that any applicable law, rule or regulation regarding capital adequacy (irrespective of the actual timing of the adoption or implementation thereof and including, without limitation, any law or regulation adopted pursuant to the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such law, regulation, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

            (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            SECTION 8.04. BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Bank to make Euro-Currency Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Currency Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

            (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Currency Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

            (b) after each of its CD Loans or Euro-Currency Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                               ARTICLE IX

                              MISCELLANEOUS

            SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party: (x) in the case of the Borrower or either Agent, at its address or telex or telecopier number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or telecopier number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or telecopier number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered or received at the address specified in this Section; PROVIDED that notices to the Administrative Agent or the Issuing Bank under

Article II or Article VIII shall not be effective until received.

            SECTION 9.02. NO WAIVERS. No failure or delay by either Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.03. EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of special counsel for the Agents, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by either Agent or any Bank, including fees and disbursements of either in-house counsel or outside counsel (but not both for any one Bank either in its capacity as Agent or Bank), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, mortgage recording taxes, assessments or charges made by any governmental authority by reason of the execution and delivery or enforcement of this Agreement or the Notes.

            (b) The Borrower agrees to indemnify each Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

            SECTION 9.04. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of either Agent or any Issuing Bank are affected thereby, by such Agent or Issuing Bank, as relevant); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks, (i) except as contemplated by Section 2.16, increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or interest thereon or any fees hereunder, or the Termination Date, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes and Letter of Credit Liabilities, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) change
Section 9.05(a).

            SECTION 9.05. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Banks.

            (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Loans and Letter of Credit Liabilities or, upon ten days' notice and with the consent of the Borrower which consent shall not be unreasonably withheld or delayed, its Commitment; PROVIDED that no such notice or consent shall be required if the Participant is a Bank or an affiliate of a Bank; and PROVIDED FURTHER that such Participant shall agree to be bound by Section 9.10 of this Agreement. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Issuing Banks and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.04 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; PROVIDED that all amounts payable to a Bank for the account of a Participant under Article VIII shall be determined as if such Bank had not granted such participation to such Participant. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

            (c) Any Bank may, upon ten days' notice and with the consent of the Borrower and the Administrative Agent, assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, the Issuing Banks and the Administrative Agent, which shall not be unreasonably withheld, (with written notice of such assignment to be given to the Documentation Agent); PROVIDED that the foregoing shall not be applicable in the case of, and this subsection (c) shall not restrict, an assignment or other transfer by any Bank to an affiliate of such Bank or to a Federal Reserve Bank; and PROVIDED
FURTHER that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay or cause to be paid to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

            (d) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless (subject to the provisions of subsection (b) above) such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            SECTION 9.06. COLLATERAL. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.07. NEW YORK LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be construed in accordance with and governed by the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            SECTION 9.08. COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            SECTION 9.09. SEVERAL OBLIGATIONS. The obligations of the Banks hereunder are several. Neither the failure of any Bank to carry out its obligations hereunder nor of this Agreement to be duly authorized, executed and delivered by any Bank shall relieve any other Bank of its obligations hereunder (or affect the rights hereunder of such other Bank). No Bank shall be responsible for the obligations of, or any action taken or omitted by, any other Bank hereunder.

            SECTION 9.10. SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it and any Letter of Credit Liabilities which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note and any Letter of Credit Liabilities held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes and Letter of Credit Liabilities held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes and Letter of Credit Liabilities held by the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Letter of Credit Liability, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

            SECTION 9.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                              HILTON HOTELS CORPORATION



                              By /S/ SCOTT A. LAPORTA
                                 ---------------------------------------------
                                 Title:  Senior Vice President and Treasurer
                              9336 Civic Center Drive
                              Beverly Hills, California  90210
                              Telecopier number: 310-205-7849

COMMITMENTS


$140,000,000                  MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                              By /S/ DIANA H. IMHOF
                                 -----------------------------------------
                                 Title:  Vice President


$140,000,000                  THE BANK OF NEW YORK


                              By /S/ LISA YEE BROWN
                                 -----------------------------------------
                                 Title:  Vice President


$120,000,000                  BANK OF AMERICA NATIONAL
                                TRUST AND SAVINGS ASSOCIATION


                              By /S/ SCOTT L. FABER
                                 -----------------------------------------
                                 Title:  Vice President


$20,000,000                   BANK OF AMERICA NEVADA


                              By /S/ ALAN F. GORDON
                                 -----------------------------------------
                                 Title:  Vice President


$140,000,000                  WELLS FARGO BANK


                              By /S/ DANIEL H. HOM
                                 -----------------------------------------
                                 Title:  Vice President

CO-AGENTS

$60,000,000                   THE BANK OF NOVA SCOTIA


                              By /S/ M. VAN OTTERLOO
                                 -----------------------------------------
                                 Title:  Senior Relationship Manager


$60,000,000                   BANKERS TRUST COMPANY


                              By /S/ MARY JO JOLLY
                                 -----------------------------------------
                                 Title:  Assistant Vice President

$60,000,000                   CIBC INC.


                              By /S/ CARTER HARNED
                                 -----------------------------------------
                                 Title: Agent


$60,000,000                   CREDIT LYONNAIS NEW YORK BRANCH


                              By /S/ MARY P. DALY
                                 -----------------------------------------
                                 Title:  Vice President


$60,000,000                   DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR CAYMAN
                                 ISLANDS BRANCH


                              By /S/ J. SCOTT JESSUP
                                 -----------------------------------------
                                 Title:  Vice President


                              By /S/ ROSS A. HOWARD
                                 -----------------------------------------
                                 Title:  Director


$60,000,000                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA


                              By /S/ JANE W. WORKMAN
                                 -----------------------------------------
                                 Title:  Senior Vice President


$60,000,000                   THE FUJI BANK, LIMITED, LOS ANGELES AGENCY


                              By /S/ NOBUHIRO UMEMURA
                                 -----------------------------------------
                                 Title:  Joint General Manager


$60,000,000                   NATIONSBANK OF TEXAS, N.A.


                              By /S/ MICHELE M. SHAFROTH
                                 -----------------------------------------
                                 Title:  Senior Vice President


$60,000,000                   SOCIETE GENERALE


                              By /S/ GEORGE Y.L. CHEN
                                 -----------------------------------------
                                 Title:  Vice President

$60,000,000                   THE SUMITOMO BANK, LIMITED


                              By /S/ GIRO HIRAI
                                 -----------------------------------------
                                 Title:  Joint General Manager


PARTICIPANTS

$35,000,000                   DRESDNER BANK AG, NEW YORK AND
                                CAYMAN ISLAND BRANCHES


                              By /S/ JOHN W. SWEENEY
                                 -----------------------------------------
                                 Title:  Assistant Vice President

                              By /S/ THOMAS J. NADRAMIA
                                 -----------------------------------------
                                 Title:  Vice President


$35,000,000                   THE MITSUBISHI TRUST AND BANKING CORPORATION


                              By /S/ HIROAKI KOSEKI
                                 -----------------------------------------
                                 Title:  Deputy General Manager


$35,000,000                   THE NORTHERN TRUST COMPANY


                              By /S/ MICHELLE D. GRIFFIN
                                 -----------------------------------------
                                 Title:  Vice President


$35,000,000                   PNC BANK, NATIONAL ASSOCIATION


                              By /S/ DENISE D. KILLEN
                                 -----------------------------------------
                                 Title:  Vice President


$35,000,000                   THE SAKURA BANK LIMITED, LOS ANGELES AGENCY


                              By /S/ OFUSA SATO
                                 -----------------------------------------
                                 Title:  Senior Vice President and
                                         Assistant General Manager

$35,000,000                   UNITED STATES NATIONAL BANK OF OREGON


                              By /S/ DALE PARSHALL
                                 -----------------------------------------
                                 Title:  Assistant Vice President


$35,000,000                   UNION BANK OF CALIFORNIA, N.A.


                              By /S/ DENTON FOLKES
                                 -----------------------------------------
                                 Title:  Regional Manager


$35,000,000                   WACHOVIA BANK OF GEORGIA, N.A.


                              By /S/ JOEL K. WOOD
                                 -----------------------------------------
                                 Title:  Vice President


$35,000,000                   WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK
                                 BRANCH


                              By /S/ KAREN E. HOPLOCK
                                 -----------------------------------------
                                 Title:  Vice President

                              By /S/ THOMAS LEE
                                 -----------------------------------------
                                 Title:  Associate


$25,000,000                   BANK OF HAWAII


                              By /S/ ALISON SIERENS
                                 -----------------------------------------
                                 Title:  Assistant Vice President


$25,000,000                   CREDIT SUISSE


                              By /S/ STEPHEN M. FLYNN
                                 -----------------------------------------
                                 Title:  Member of Senior Management


                              By /S/ KEVIN MARK FOWLER
                                 -----------------------------------------
                                 Title:  Associate

$25,000,000                   THE DAI-ICHI KANGYO BANK, LTD.


                              By /S/ MASATSUGU MORISHITA
                                 -----------------------------------------
                                 Title: Senior Vice President and Joint General Manager


$25,000,000                   FIRST HAWAIIAN BANK


                              By /S/ ROBERT M. WHEELER, III
                                 -----------------------------------------
                                 Title:  Vice President


$25,000,000                   THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES
                                 AGENCY


                              By /S/ TAKAHIDE AKIYAMA
                                 -----------------------------------------
                                 Title:  Joint General Manager


$25,000,000                   THE LONG-TERM CREDIT BANK OF
                                JAPAN, LTD., LOS ANGELES AGENCY


                              By /S/ PAUL CLIFFORD
                                 -----------------------------------------
                                 Title:  Deputy General Manager


$25,000,000                   MELLON BANK, N.A.


                              By /S/ MACK CLAPP
                                 -----------------------------------------
                                 Title:  First Vice President


$25,000,000                   THE MITSUI TRUST & BANKING CO., LTD.


                              By /S/ MARGARET HOLLOWAY
                                 -----------------------------------------
                                 Title:  Vice President and Manager


$25,000,000                   THE SANWA BANK, LIMITED,
                                LOS ANGELES BRANCH


                              By /S/ GILL S. REALON
                                 -----------------------------------------
                                 Title:  Vice President

$25,000,000                   THE TOYO TRUST & BANKING CO., LTD., LOS ANGELES
                                AGENCY


                              By /S/ KENJI FUJIKAWA
                                 -----------------------------------------
                                 Title:  General Manager


$25,000,000                   FIRST NATIONAL BANK OF COMMERCE


                              By /S/ LOUIS BALLERO
                                 -----------------------------------------
                                 Title:  Senior Vice President

-----------------

Total Commitments

$1,750,000,000
-----------------
-----------------


                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Documentation Agent


                              By /S/ DIANA H. IMHOF
                                 -----------------------------------------
                                 Title:  Vice President
                              60 Wall Street
                              New York, New York  10260
                              Attention: Diana H. Imhof
                              Facsimile: 212-648-5018


                              THE BANK OF NEW YORK,
                                as Administrative Agent


                              By /S/ LISA YEE BROWN
                                 -----------------------------------------
                                 Title:  Vice President
                              One Wall Street
                              18th Floor
                              New York, NY 10286
                              Attention:  Calyani Bose
                              Facsimile:  212-635-6365

                            PRICING SCHEDULE



            The "Euro-Currency Margin", "CD Margin," "Facility Fee Rate" and LC Fee Rate for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


-----------------------------------------------------------------------
-----------------------------------------------------------------------
                    Level      Level     Level     Level     Level
Status                I          II       III        IV        V
-----------------------------------------------------------------------
-----------------------------------------------------------------------
Facility Fee Rate   0.070%     0.075%    0.085%    0.125%    0.175%
-----------------------------------------------------------------------
-----------------------------------------------------------------------
Euro-Currency       0.130%     0.150%    0.165%    0.225%    0.325%
Margin
-----------------------------------------------------------------------
CD Margin           0.255%     0.275%    0.290%    0.350%    0.450%
-----------------------------------------------------------------------
LC Fee Rate         0.130%     0.150%    0.165%    0.225%    0.325%
-----------------------------------------------------------------------
-----------------------------------------------------------------------
            For purposes of this Schedule, the following terms have the following meanings, subject to the final two paragraphs of this Schedule:

            "Level I Status" exists at any date if, at such date, either (x) the Borrower's long-term public debt is rated A or higher by S&P OR A2 or higher by Moody's or (y) the Leverage Ratio as of the last day of the most recent fiscal period for which financial statements have been delivered (or required to be delivered) is not greater than 1.75:1.

            "Level II Status" exists at any date if, at such date, (i) either
(x) the Borrower's long-term public debt is rated A- or higher by S&P OR A3 or higher by Moody's or (y) the Leverage Ratio as of the last day of the most recent fiscal period for which financial statements have been delivered (or required to be delivered) is not greater than 2.25:1 and (ii) Level I Status does not exist.

            "Level III Status" exists at any date if, at such date, (i) either
(x) the Borrower's long-term public debt is rated BBB+ or higher by S&P OR
Baa1 or higher by Moody's or (y) the Leverage Ratio as of the last day of the most recent fiscal period for which financial statements have been delivered (or required to be delivered) is not greater than 2.75:1 and (ii) neither Level I Status nor Level II Status exists.

            "Level IV Status" exists at any date, if, at such date, (i) either
(x) the Borrower's long-term public debt is rated BBB or higher by S&P OR Baa2 or higher by Moody's or (y) the Leverage Ratio as of the last day of the most recent fiscal period for which financial statements have been delivered (or required to be delivered) is not greater than 3.25:1 and (ii) none of Level I Status, Level II Status and Level III Status exists.

            "Level V Status" exists at any date if, at such date, no such other Status exists.

            "Moody's" means Moody's Investors Service, Inc., and its successors.

            "S&P" means Standard & Poor's Ratings Group, and its successors.

            "Status" refers to the determination of which of Level I Status, Level II Status or Level III Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

If the Borrower is split-rated and the rating differential is one level, the higher of the two ratings will apply (E.G. A/A3 results in Level I Status and A-/Baa1 results in Level II Status). If the Borrower is split-rated and the ratings differential is more than one level, the average of the two ratings (or the higher of any two intermediate ratings) shall be used (E.G. A/Baa1 results in Level II Status, as does A/Baa2).

Status shall be determined on the basis of the ratings assigned to the Borrower's long-term debt securities unless the Borrower otherwise elects in a certificate delivered pursuant to Section 5.01(c), in which case Status shall be determined on the basis of the Leverage Ratio reflected in such certificate.
Any such election shall be effective from and including the Domestic Business Day next following the date of delivery of such certificate to the Administrative Agent to and including the next date on which a certificate is delivered (or required to be delivered) pursuant to Section 5.01(c).

                                                               EXHIBIT A


                                   NOTE


                                                      New York, New York
                                                                  , 19



            For value received, HILTON HOTELS CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in the manner and at the place provided for in the Credit Agreement.

            All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is one of the Notes referred to in the Credit Agreement dated as of October 18, 1996 among the Borrower, the Banks party thereto, Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Bank of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                HILTON HOTELS CORPORATION



                                By
                                  ---------------------------
                                    Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

-----------------------------------------------------------------------------
           Amount    Currency  Type      Amount of
            of          of      of       Principal       Maturity    Notation
Date       Loan        Loan    Loan        Repaid          Date       Made By
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                                                      EXHIBIT B



                   FORM OF MONEY MARKET QUOTE REQUEST


                                              [Date]


To:         The Bank of New York, as Administrative Agent

From:       Hilton Hotels Corporation

Re: Credit Agreement, (as amended from time to time, the "Credit Agreement") dated as of October 18, 1996 among the Borrower, the Banks listed in the signature pages thereof and Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Bank of New York, as Administrative Agent


            We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________


PRINCIPAL AMOUNT*                 INTEREST PERIOD**
-----------------                 -----------------
$



            Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

-----------------------
* Amount must be $10,000,000 or a larger multiple of $1,000,000.

** 1, 2, 3 or 6 months (LIBOR Auction) or not less than 5 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

            Terms used herein have the meanings assigned to them in the Credit Agreement.

                                    HILTON HOTELS CORPORATION


                                    By________________________
                                       Title:

                                                            EXHIBIT C



                FORM OF INVITATION FOR MONEY MARKET QUOTES


To:         [Name of Bank]

Re:         Invitation for Money Market Quotes
            to Hilton Hotels Corporation (the
            "Borrower")


            Pursuant to Section 2.03 of the Credit Agreement dated as of October 18, 1996 among the Borrower, the Banks party thereto and Morgan Guaranty Trust Company of New York, as Documentation Agent, and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________

PRINCIPAL AMOUNT        INTEREST PERIOD
----------------        ---------------
$

            Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

            Please respond to this invitation by no later than [2:00 P.M.] [12:00 Noon] (New York City time) on [date].


                                     THE BANK OF NEW YORK


                                    By______________________
                                       Authorized Officer

                                                            EXHIBIT D



                        FORM OF MONEY MARKET QUOTE



THE BANK OF NEW YORK, as
  Administrative Agent
One Wall Street
New York, New York  10286

Attention:

Re:  Money Market Quote to
      Hilton Hotels Corporation (the "Borrower")


            In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.  Quoting Bank:  ________________________________

2.  Person to contact at Quoting Bank:

    _____________________________

3.  Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:



--------------------
*As specified in the related Invitation.

PRINCIPAL       INTEREST        MONEY MARKET
 AMOUNT*         PERIOD**        [MARGIN***] [ABSOLUTE RATE****]
---------       ---------       -------------------------------
$

$


[Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

            We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of October 18, 1996 among the Borrower, the Banks party thereto, Morgan Guaranty Trust Company of New York, as Documentation Agent, and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                    Very truly yours,

                                    [NAME OF BANK]



Dated:_______________             By:__________________________
                                       Authorized Officer

----------------------
* Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

** 1, 2, 3 or 6 months or not less than 15 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

*** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

****Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                            EXHIBIT E



                            OPINION OF
                   GENERAL COUNSEL FOR THE BORROWER


                                            [Effective Date]


To the Banks and the Agents
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Documentation Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

            I am the General Counsel of Hilton Hotels Corporation (the "Borrower"), and I am familiar with the Credit Agreement (the "Credit Agreement") dated as of October 18, 1996 among the Borrower, the banks party thereto, Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Bank of New York, as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

            I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing, I am of the opinion that:

            1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

            3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower in each case enforceable in accordance with their respective terms except as limited by (a) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            4. Except as disclosed in the Borrower's Latest Form 10-Q, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity or enforceability of the Credit Agreement or the Notes. Without limiting the generality of the foregoing, with respect to those litigation matters described in the Borrower's Latest Form 10-Q, (i) the disclosure contained in the Borrower's Latest Form 10-Q was accurate as of the date of the Borrower's Latest Form 10-Q and (ii) since such date there has been no material adverse development.

            5. Each of the Borrower's Significant Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            I am a member of the Bar of the State of New York and I am generally familiar with the General Corporation Law of the State of Delaware and I do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America, the State of New York and the General Corporation Law of the State of Delaware.

            The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person.

                                 Very truly yours,

                                                        EXHIBIT F



                            OPINION OF
              DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                          FOR THE AGENTS


                                           [Effective Date]


To the Banks and the Agents
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Documentation Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:


            We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of October 18, 1996 among Hilton Hotels Corporation, a Delaware corporation (the "Borrower"), the banks party thereto (the "Banks"), Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Bank of New York, as Administrative Agent (collectively, the "Agents"), and have acted as special counsel for the Agents for the purpose of rendering this opinion pursuant to Section 3.02(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing, we are of the opinion that:

            1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

            2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower in each case enforceable in accordance with their respective terms except as limited by (a) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of the law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

            This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                                  Very truly yours,

                                                        EXHIBIT G



                      ASSIGNMENT AND ASSUMPTION AGREEMENT



            AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), HILTON HOTELS CORPORATION (the "Borrower") and THE BANK OF NEW YORK, as Administrative Agent.

                            W I T N E S S E T H

            WHEREAS, this Assignment and Assumption Agreement (the "Agreement")
relates to the Credit Agreement dated as of   October 18, 1996 among the
Borrower, the Assignor and the other Banks party thereto, as Banks and Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Bank of New York, as Administrative Agent (the "Credit Agreement");

            WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Committed Loans to the Borrower and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $__________;

            WHEREAS, [Committed] Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

            WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $__________ are outstanding at the date hereof; and

            WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding [Committed] Loans and Letter of Credit Liabilities, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

            SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the [Committed] Loans made by, and Letter of Credit Liabilities of, the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Borrower, the Issuing Banks and the Administrative Agent] and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

            SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount mutually agreed between them*. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

-----------------
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee.

            [SECTION 4. CONSENT OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE ISSUING BANKS. This Agreement is conditioned upon the consent of the Borrower, the Administrative Agent and the Issuing Banks pursuant to Section 9.05(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of this consent. Pursuant to
Section 9.05(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

            SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

            SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 8. NO AMENDMENT. This Agreement is not an amendment of the Credit Agreement, and, except as expressly set forth in Section 2, shall not affect the respective rights or obligations of any of the parties to the Credit Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                              [ASSIGNOR]


                              By_________________________
                                Title:

                              [ASSIGNEE]


                              By__________________________
                                Title:



                              HILTON HOTELS CORPORATION


                              By__________________________
                                Title:



                              THE BANK OF NEW YORK


                              By__________________________
                                Title:



                              [LETTER OF CREDIT ISSUING BANK]


                              By__________________________
                                Title:

                                            EXHIBIT H - Extension Agreement


                            EXTENSION AGREEMENT



                          HILTON HOTELS CORPORATION
                           9336 Civic Center Drive
                           Beverly Hills, CA 90210



Morgan Guaranty Trust Company
  of New York, as
  Documentation Agent
  under the Credit Agreement
  referred to below
60 Wall Street
New York, NY  10260

Gentlemen:

            The undersigned hereby agree to extend, effective [Extension Date], the Revolving Credit Period under the Credit Agreement dated as of October 18, 1996 among Hilton Hotels Corporation, the Banks listed therein and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement") for one year to [date to which the Revolving Credit Period is extended]. Terms defined in the Credit Agreement are used herein as therein defined.

            This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.



                                    [NAME OF BANK]


                                    By____________________________
                                      Name:
                                      Title:

Agreed and accepted:

HILTON HOTELS CORPORATION


By__________________
  Name:
  Title:

MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Documentation Agent


By____________________
  Name:
  Title:



                                        2